Exhibit 16


[GRAPHIC OMITTED]  BDO Seidman LLP               401 Broadhollow Road, 2nd Floor
                   Accountants and Consultants   Melville, New York 11747
                                                 Telephone:  (631) 501-9600









July 25, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549



We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on July 20, 2006, to be filed by our client, CoActive Marketing Group, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Yours truly,

/s/ BDO Seidman LLP